1998-2 Settlement Statement

Fingerhut Receivables, Inc.		Fingerhut Master Trust			Monthly Report
Securityholder's Statement		Series 1998-2			Feb-2002
	Class A	Class B	CTO	Class D	Total
(i) Original Security Amount	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00
(ii) Security Principal Distributed	0.00	0.00	0.00		0.00
(iii) Security Interest Distributed	1,752,187.50	277,412.80	133,517.84		2,163,118.14

Security Principal Distributed per $1,000	0.0000000	0.0000000	0.0000000
Security Interest Distributed per $1,000	5.1916667	5.4250000	2.1758334
(iv) Principal Collections	17,964,130.29	2,721,818.57	3,266,224.86	3,266,224.86	27,218,398.58
(v) Finance Collections	12,597,701.57	1,908,729.09	2,290,504.77	2,290,504.77	19,087,440.20
Recoveries	1,907,330.49	288,987.41	346,789.42	346,789.42	2,889,896.74
Defeasance Funding Acct Earnings	0.00	0.00	0.00	0.00	0.00
Total Finance Collections	14,505,032.06	2,197,716.50	2,637,294.19	2,637,294.19	21,977,336.94
Total Collections	32,469,162.35	4,919,535.07	5,903,519.05	5,903,519.05	49,195,735.52
(vi) Total Receivables in Trust					1,370,522,510.97
Aggregate Amount of Principal Receivables					1,157,491,219.91
Invested Amount (End of Month)	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00
Floating Allocation Percentage	29.1578886%	4.4178305%	5.3014657%	5.3014657%	44.1786505%
Fixed/Floating Allocation Percentage	29.1578886%	4.4178305%	5.3014657%	5.3014657%	44.1786505%
Invested Amount (Beginning of Month)	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00
Average Daily Invested Amount					511,364,000.00
(vii) Receivable Delinquencies
Current				82.35%	1,163,478,937.34
30 Days to 59 Days				5.31%	75,032,842.76
60 Days to 89 Days				3.72%	52,525,745.42
90 Days and Over				8.62%	121,763,100.31
Total Receivables				100.00%	1,412,800,625.83
(viii) Aggregate Investor Default Amount					9,032,033.17
As a % of Average Daily Invested Amount (Annualized based on 365 days/year)					23.02%
(ix) Security Charge-Offs	0.00	0.00	0.00	0.00	0.00

(x) Servicing Fee	517,808.22	78,455.23	94,147.51	94,147.51	784,558.47

(xii) Unreimbursed Redirected Principal Collections		0.000000	0.000000	0.000000	0.000000
(xiii) Excess Funding Account Balance					0.00
(xiv) CTO Trigger Event Occurrence					None
CTO Reserve Amount					N/A
(xv) Number of New Accounts Added to the Trust					41,166
(xvi) Revolving Receivables Reserve Account Balance					$ 5,061,000.00
(xvii) Defeasance Funding Account Balance					0.00
Average Net Portfolio Yield					33.00%
Minimum Base Rate					7.79%

Last Updated on 3/15/02
By HO0DMW